                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 14th day of October, 1997 (the "Effective Date"), by and between PAUL JENNINGS, an individual ("Executive"), and ASD SYSTEMS, LTD., a Texas limited partnership ("Employer").

                                   RECITALS:

     WHEREAS, Executive was previously employed by a predecessor-in-interest to the business of Employer;

     WHEREAS, Employer desires to employ Executive upon the terms set forth in this Agreement; and

     WHEREAS, Executive desires to be employed by Employer upon the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, Employer and Executive agree as follows:

                                  AGREEMENTS:

     1.   EMPLOYMENT.

     Subject to the terms and conditions stated in this Agreement, Employer hereby employs Executive and Executive hereby accepts such employment.

     2.   DUTIES OF EXECUTIVE.

          (a) During the Term of Employment (hereinafter defined), Executive shall devote all of his working time and attention to the performance of the systems development, systems maintenance, management, consulting, product design, marketing, customer development or other duties related to the business of Employer that the President of Employer may from time to time specify.

          (b) Executive acknowledges and agrees that the performance of his duties may entail significant travel and other promotional activities on behalf of Employer.

          (c) Executive acknowledges and agrees that the conduct of the business of Employer shall, at all times, be within the exclusive control of the Board of Directors of Employer (or its general partner, as the case may be).

     3.   COMPENSATION.

     As compensation for Executive's services rendered hereunder, Employer shall pay Executive a minimum aggregate annual base salary equal to $150,000 per annum commencing on the Effective Date. On each anniversary date following the Effective Date and during the Term of Employment, the annual base salary paid to Executive hereunder will be increased by $12,500. Such salary shall be paid in accordance with customary payroll practices of Employer from time to time in effect but no less frequently than in equal monthly payments. During the Term of Employment, Executive will be entitled to all benefits, if any, ordinarily accorded to, and will participate in all employee plans ordinarily participated in by full-time employees of Employer, to the extent Executive is eligible under the terms of such plans, including, without limitation, all health, medical, dental, retirement, life and disability insurance plans established by Employer, in accordance with the terms of such plans. During the Term of Employment, Executive shall be entitled to participate in any pension and retirement plans, stock option or ownership plans and other

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fringe benefit plans as are or may be made available from time to time to executive or other salaried employees of Employer to the extent that Executive is eligible under the terms of such plans. In addition, Executive shall be entitled to such vacation time each year during the Term of Employment (all of which vacation must be utilized in the respective calendar year in which it accrues) which senior executives of Executive's status are afforded pursuant to Employer's standard policies and practices.

     4.   EXPENSES.

     Employee is authorized, in carrying out all of his responsibilities and duties hereunder, to incur reasonable expenses while promoting the business of Employer in accordance with the policies of Employer from time to time in effect. Employer will either pay such expenses directly or promptly reimburse Employee for such reasonable out-of-pocket expenses incurred at the request or on behalf of Employer upon receipt by Employer of appropriate documentation thereof.

     5.   TERM OF EMPLOYMENT.

     Unless sooner terminated in accordance with this Agreement, the Term of Employment (herein so called) shall become effective as of the Effective Date and shall continue through any and all times through and including the date which is five (5) years after the Effective Date of this Agreement, provided,
                                                                    --------
however, that the Term of Employment shall automatically be renewed for
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successive one-year terms unless either Employer or Employee gives the other party hereto written notice of its or his intention to terminate this Agreement at least thirty (30) days prior to the date the Term of Employment would otherwise expire.

     6.   TERMINATION BY EMPLOYER.

          (a) With Notice. The Term of Employment may be terminated by Employer at any time, by written notice to Executive for cause. Cause shall mean (i) gross negligence or willful misconduct or malfeasance by Executive in the performance of his services by or on behalf of the Employer that has a material adverse effect on the financial condition or business of the Employer or which is to the material detriment of Employer; (ii) the failure by Executive to perform his duties as reasonably assigned to him from time to time; (iii) any violation by Executive of the covenants set forth in paragraphs 7, 8 or 9; or
(iv) Executive becomes mentally or physically incapacitated to such extent that Executive is unable to substantially perform his duties under this Agreement for a period of more than one hundred eighty (180) consecutive days.

          (b) Automatic. This Agreement shall automatically terminate upon the death of Executive.

          (c) Effect. Upon termination of the Term of Employment, whether by Executive or Employer, all continuing rights and obligations hereunder shall cease except for (i) the rights and obligations arising under Paragraph 3 of this Agreement to the extent the agreements governing any such benefits and plans so require, (ii) the rights and obligations under Paragraph 4 of this Agreement with respect to expenses incurred prior to the date of termination,
(iii) the rights and obligations under this Subparagraph 6(c), and (iv) the rights and obligations under Paragraphs 7, 8, 9 and 10 hereof. The covenants set forth in Paragraphs 7, 8, 9 and 10 shall be construed as agreements ancillary to but independent of any other provision of this Agreement. The existence of any claim or cause of action against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of said covenants. Executive expressly authorizes Employer to deduct from any compensation payable to Executive on the expiration or termination of this Agreement, the value of any monetary advances or loans received by Executive from Employer, the value of any personal expenses of Executive borne by Employer which are outstanding, and the value of any property or materials belonging to Employer which are not returned to Employer upon expiration or termination.

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     7.   CONFIDENTIALITY COVENANTS.

     During the Term of Employment (except with respect to disclosures occurring during the normal course of Executive performing his services in accordance herewith) and continuing in perpetuity, Executive shall:

          (a) preserve as confidential all knowledge and information pertaining to the business, affairs, directors, officers, shareholders, employees, and other personnel of Employer, all affiliates of Employer (including, without limitation, Employer's affiliates) and any predecessors of Employer (including, without limitation, Athletic Supply of Dallas, Inc. and Athletic Supply of Dallas, L.L.C.) obtained by Executive from any source whatsoever and which is not a matter of public knowledge, unless disclosure is otherwise required by applicable law, and

          (b) not, except on behalf of Employer during the Term of Employment, use Employer's records, documents, contracts, writings, data or other information, whether or not same is in written or other recorded form, unless they are a matter of public knowledge.

     Without limiting the generality of the foregoing, the prohibitions contained above shall be operative, whether inside or outside the United States, with respect to any information or knowledge that Employer or any affiliate of Employer now or hereafter may deem to be confidential, including, without limitation, the following information with respect to Employer: (i) directors, officers, shareholders, employees, and other personnel; (ii) operations or planning, including customer lists, lists of suppliers, and information pertaining to potential customers or suppliers; (iii) bids or progress under, or negotiations pursuant to, government or other contracts, or with respect to facilities and equipment, including contents of any manual, practice or procedure, or operating revenue, expense, private or public debt or equity financing or banking, accounting, or financial matters; (iv) advertising or promotional plans or programs; (v) matters contained in applications to or matters or proceedings pending under the jurisdiction of any regulatory agency or court, including those that are only threatened; (vi) any system, procedure, or administrative operation; (vii) plans for the extension of the present business or commencement of a new business; (viii) any copyrights, trade secrets, know-how, proprietary information, patents, inventions, marks, software, licenses or technology, and any registrations or applications for registration relating to the foregoing, owned or utilized by Employer, or any affiliate of Employer, or work in progress with respect to such items and (ix) plans with respect to business combinations or reorganizations.

     8.   NONCOMPETITION COVENANT.

     During the Term of Employment and continuing during the Restricted Period, Executive hereby agrees that he shall not Engage in a Competing Business. For the purposes of this Agreement, the term "Restricted Period" shall mean, in the event of the termination of the Term of Employment for any reason, any and all times through and including the date which is three (3) years following the termination of this Agreement. The term "Engage" shall mean the Executive, directly or indirectly, being a principal, owner, officer, director, employee, shareholder (other than a holder of fewer than 5% of the outstanding shares of a publicly-traded company), consultant, partner, joint venturer, agent, or equity owner or having any other capacity whatsoever in any business enterprise (regardless of whether it is a corporation, partnership, sole proprietorship or business association). The term "Competing Business" shall mean any business enterprise which is engaged in the Business of Employer in any area of the world in which Employer or any of its affiliates are then conducting or planning to conduct business. The term "Business of Employer" shall mean the type of business engaged in or proposed to be engaged in by Employer at the time of Executive's termination, including, without limitation, the software and systems development and operations related to the telemarketing or fulfillment business for the direct mail or catalog business.

     9.   INDUCEMENT OF CLIENTS.

     During the Term of Employment and continuing during the Restricted Period, Executive hereby agrees that he shall not, directly or indirectly, solicit or interfere, for the benefit of any Competing Business or in any manner materially detrimental to Employer, with the Clients, employees and business relationships of Employer. For purposes of the foregoing sentence, the term "Clients" shall mean any individual, proprietorship, partnership, corporation, association, or other entity that is solicited or served by Employer or its affiliates during the Term of Employment and

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within three (3) years prior to the commencement thereof. Without in any manner limiting the scope of the foregoing provisions, if the Executive engages in any of the following acts he shall be considered to have violated this covenant:

          (a) induces or attempts to induce any Client or prospective Client to withdraw, curtail, divert, or cancel its business or any agreements with Employer or its affiliates;

          (b) induces or attempts to induce any employee of Employer or its affiliates to terminate his or her employment therewith;

          (c) induces or attempts to induce any independent contractor providing services on behalf of Employer or its affiliates to terminate his or her business relationship therewith;

          (d) develops any materials utilizing the confidential information of Employer or its affiliates, except for the benefit of Employer or its affiliates; or

          (e) disrupts in any manner whatsoever any of Employer's or its affiliate's existing business relationships.

     10.  INTELLECTUAL PROPERTY RIGHTS.

          (a) Executive agrees that he will make prompt and full disclosure to Employer, will hold in trust for the sole right and benefit of Employer, and will promptly assign to Employer, all of Executive's right, title and interest in and to any trademarks, service marks, trade names, patents and copyrights, all applications therefor and registrations thereof in the United States and all foreign countries, all trade secrets, know-how, works of authorship, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and similar or related information, which Executive solely or jointly conceives, develops, or reduces to practice, causes to be conceived, developed or reduced to practice, or with respect to which Executive or any entity with which Executive is affiliated obtains any ownership interest in, during the Term of Employment. Executive further acknowledges that Employer is acquiring substantially all of the intellectual property rights (including all software developed by Executive to date) of Executive's former employer, Athletic Supply of Dallas, Inc. and Athletic Supply of Dallas, L.L.C. To the extent any of the intellectual property rights of the type noted in this subparagraph 10(a) have not been acquired by Employer, Executive shall promptly assign all of his right, title and interest in such property to Employer.

          (b) Executive acknowledges that all works of authorship which are made by him (solely or jointly with others) within the scope of his employment and during the Term of Employment shall be deemed "works made for hire", as that term is defined in the United States Copyright Act (17 U.S.C. 101 et. seq.), such that Employer shall be considered the author of such works and owner of all copyrights therein. Executive warrants and represents that all works of authorship which he made (solely or jointly with others) within the scope of his employment and during all times he was employed by the predecessors-in-interest to Employer were likewise deemed to be "works made for hire," such that the respective predecessors-in-interest to Employer were considered the authors of such works and owners of all copyrights therein. In the event that any such works made during the Term of Employment with Employer, or made during Executive's employment with the predecessors-in-interest to Employer, are for any reason not held to be works made for hire, Executive hereby irrevocably assigns to Employer all of Executive's right, title and interest in and to such works and all copyrights therein, whether now existing or hereafter created.

          (c) Executive agrees to assist and cooperate with Employer as may be necessary or desirable from time to time in furtherance of the purposes of this paragraph 10, including, without limitation, the execution, verification and delivery of documents and the doing or taking of such lawful actions as Employer may reasonably request in the United States and all foreign countries. Without limiting the generality of the foregoing, Executive agrees without further compensation to execute and deliver such documents and take such actions (including appearing as a witness) as may be useful to enable Employer to apply for, register, obtain, assign, perfect, evidence, sustain, record and enforce any of the Executive Property and/or other rights assigned or to be assigned to Employer pursuant to this Agreement, in the United States and all foreign countries, and in connection with the assignments (and recording

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thereof) of such Executive Property and/or other rights to Employer or its designee. The obligations of Executive pursuant to this paragraph 10(c) shall continue beyond the Term of Employment, but following the Term of Employment with Employer, Employer shall compensate Executive at a reasonable rate after Executive's termination for the time actually spent by Executive in this connection at Employer's request.

          (d) In the event Employer is unable for any reason, after reasonable effort, to secure Executive's assistance and cooperation or Executive's signature on any document necessary or desirable in connection with the matters set forth in this paragraph 10, Executive hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Executive's agent and attorney-in-fact, to act for and in Executive's behalf to execute, verify and file such documents and to do all other lawfully permitted acts to further the purposes of this paragraph 10, with the same legal force and effect as if executed or performed by Executive.

          (e) Executive hereby assigns to Employer any and all claims, of any nature whatsoever, which Executive may now or hereafter have for infringement, including past infringement, of any rights assigned or to be assigned to Employer pursuant to this Agreement.

     11.  REMEDIES.

     Without limiting any other rights of Employer, in the event of breach or threatened breach by Executive of any provision in Paragraphs 7, 8, 9 or 10 hereof, Employer shall be entitled to (i) relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, as issued by a court of law or equity, (ii) recovery of all attorneys' fees and costs incurred by Employer in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which any Employer may incur as a result of said breach or threatened breach or violation. Employer may pursue any remedy available to it, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. Employer has the right to pursue partial enforcement and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty and without waiving Employer's right to pursue any other available remedy subsequent to or concurrently with declaratory relief. The provisions of this Paragraph 11 shall not in any manner limit the rights and remedies available to Employer for any breach of the terms of this Agreement.

     12.  NO BREACH.

     Executive represents and warrants that the execution and delivery of this Agreement and his performance and consummation of the transactions contemplated under those documents, do not, and will not, conflict, breach, or constitute a default under any other agreement, instrument, covenant or restriction that Executive is a party to or otherwise bound by.

     13.  NOTICES.

     Any notice or request herein required or permitted to be given to either party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address of such party set forth below or at such other address as such party may designate by written communication to the other parties to this Agreement:

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          If to Executive:         Paul Jennings
                                   13145 Halwin Ct.
                                   Dallas, Texas 75243

          with copies to:          Jenkins, Watkins & Mask, P.C.
                                   12750 Merit Drive, 8th Floor
                                   Dallas, Texas 75251
                                   Attn: Alan Mask, Esq.

          If to Employer:          ASD Systems, Ltd.
                                   10850 Sanden Drive
                                   Dallas, Texas 75238
                                   Attention: Mr. Norman Charney
                                   Telefax: (214) 343-2924

                                   With copy to:

                                   Arter & Hadden
                                   1717 Main Street, Suite 4100
                                   Dallas, Texas 75201-4605
                                   Attention: Mark S. Solomon, Esq.
                                   Telefax: (214) 741-7139

Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered or, if mailed, on the fifth day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid.

     14.  HEADINGS.

     The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

     15.  SEVERABILITY.

     If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     16.  ENTIRE AGREEMENT; SURVIVAL.

     This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment and the termination of this Agreement.

     17.  BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs, assigns, and legal representatives, but Executive may not assign this Agreement nor any rights or

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obligations hereunder without the prior consent in writing of Employer. This Agreement may be assigned by Employer to any party who acquires substantially all of the assets of Employer or who merges or consolidates with Employer; provided that such party agrees to assume and be liable for all of the obligations of Employer hereunder.

     18.  ATTORNEYS' FEES.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled.

     19.  WAIVERS.

     One or more waivers of any covenant, term, or provision of this Agreement by either party hereto shall not be construed as a waiver of the breach of any other covenant, term, or provision or of any subsequent breach of the same or any other covenant, term, or provision. The consent or approval of either party hereto with respect to the act of the other party hereto shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No custom or practice of the parties shall constitute a waiver of either party's rights to insist upon strict compliance with the terms hereof.

     20.  GOVERNING LAW.

     This Agreement shall be governed in all respects, including validity, interpretation and effect by the laws of the State of Texas.



                            [Signature page follows]


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     EXECUTED to be effective as of the date first above written.



                                   EMPLOYER:

                                   ASD SYSTEMS, LTD.

                                   By:  ASD Systems GP, Inc.,
                                        its General Partner

                                   By: /s/ NORMAN CHARNEY
                                       --------------------------
                                       Norman Charney, President


                                   EXECUTIVE:


                                   /s/ PAUL JENNINGS
                                   ------------------------------
                                   PAUL JENNINGS


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